UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 8, 2023

Xilio Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40925	85-1623397
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

828 Winter Street, Suite 300 Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 524-2466

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	XLO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 8, 2023, Xilio Therapeutics, Inc. (the “Company”) held its 2023 annual meeting of stockholders. The following is a summary of the matters voted on at that meeting and the results of the votes on such matters.

1.The Company’s stockholders elected Daniel Curran, M.D., Robert Ross, M.D., and Yuan Xu, Ph.D., as Class II directors, each to serve for a three-year term expiring at the 2026 annual meeting of stockholders and until his or her successor has been duly elected and qualified. The results of the stockholders’ vote with respect to the election of such Class II directors were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Daniel Curran, M.D.	17,836,373	538,925	3,812,216
Robert Ross, M.D.	18,136,312	238,986	3,812,216
Yuan Xu, Ph.D.	17,836,313	538,985	3,812,216

2.The Company’s stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The results of the stockholders’ vote with respect to such ratification were as follows:

Votes For	Votes Against	Votes Abstaining
21,955,354	1,623	230,537

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XILIO THERAPEUTICS, INC.

Date: June 13, 2023	By:	/s/ Christopher Frankenfield
Christopher Frankenfield
Chief Legal and Administrative Officer